Exhibit 16.1

[PricewaterhouseCoopers LLP Letterhead]

June 10, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Commissioners:

We have read the statements made by Veracyte, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Veracyte, Inc. dated June 4, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ PricewaterhouseCoopers LLP